                                                                     Exhibit 8.1


               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                 March 30, 1998


Transamerica Corporation
600 Montgomery Street
San Francisco, CA  94111

Ladies and Gentlemen:

               As special counsel to Transamerica Capital III (the "Issuer Trust") and Transamerica Corporation in connection with the exchange offer by the Issuer Trust of $190,000,000 of its 7-5/8% Capital Securities (the "Capital Securities"), pursuant to a Prospectus (the "Prospectus") included in a Registration Statement on Form S-4 filed on or about the date hereof (the "Registration Statement"), and assuming that the operative documents described in the Prospectus are enforceable and have been or will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not thereby admit that we came within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                Very truly yours,


                                /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                ORRICK, HERRINGTON & SUTCLIFFE LLP